As filed with the Securities and Exchange Commission on September 11, 2024

Registration No. 333-281961

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QMMM HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7371	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification number)

Mr. Bun KWAI

QMMM Holdings Limited

Unit 1301, Block C, Sea View Estate, 8 Watson Road Tin Hau, Hong Kong

Tel: + (852) 3549-6889

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Phone: (800) 221-0102

Fax: (800) 944-6607

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Venick, Esq.

Loeb & Loeb LLP

2206-19 Jardine House

1 Connaught Road Central

Hong Kong SAR

Telephone: +852-3923-1111

Facsimile: +852-3923-1100

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 is being filed solely for the purpose of filing certain exhibits to this registration statement on Form F-1 (the “Registration Statement”), and to amend the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 1 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from the registration statement filed on September 6, 2024.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. Indemnification of Directors and Officers

We are a Cayman Islands exempted company with limited liability. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Memorandum and Articles of Association provides for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own actual fraud or willful default.

Pursuant to the indemnification agreements, the form of which is filed as an exhibit to this Registration Statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. No underwriter was involved in these issuances of securities.

Ordinary Shares:

Purchaser	Date of Issuance	Number of Ordinary Shares	Consideration
International Corporation Services Ltd	July 29, 2022	1	$0.001
Bun Kwai	August 10, 2022	9,999	$9.99
Bun Kwai	February 24, 2023	10,493,000	$10,493
Lasting Success Holdings Limited	February 24, 2023	4,497,000	$4,497

ITEM 8. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Exhibit Title
1.1	Form of Underwriting Agreement**
3.1	Memorandum and Articles of Association**
4.1	Specimen Certificate for Ordinary Shares**
5.1	Opinion of Travers Thorp Alberga as to the legality of the Ordinary Shares being registered and certain Cayman Islands tax matters***
8.1	Opinion of David Fong & Co. regarding Hong Kong legal matters**
8.2	Opinion of Guangdong Wesley Law Firm regarding PRC legal matters**
10.1	Employment Agreement by and between Bun Kwai and the Company dated June 15, 2023**
10.2	Employment Agreement by and between Eric Yeung and the Company dated June 15, 2023**
10.3	Form of Indemnification Agreement by between the Company and its directors and executive officers**
10.4	Form of Director Agreement by and between the Company and its independent directors**
10.5	Project Agreement by and among Global Capital Corp, ManyMany Creations, Quantum Matrix and Bun Kwai dated July 18, 2022**
10.6	Letter of Application for Shares from Bun Kwai to the Company on February 22, 2023**
10.7	Letter of Application for Shares from Lasting Success Holdings Limited to the Company on February 22, 2023**
15.1	Letter In Lieu Of Consent For Review Report of WWC, P.C.**
21.1	List of subsidiaries of the Registrant**
23.1	Consent of WWC, P.C. **
23.2	Consent of Travers Thorp Alberga (included in Exhibit 5.1)***
23.3	Consent of David Fong & Co. (included in Exhibit 8.1)**
23.4	Consent of Guangdong Wesley Law Firm (included in Exhibit 8.2)**
99.1	Code of Business Conduct and Ethics**
99.2	Consent of Migo Corporation Limited**
107	Registration Fee Table**

*	To be filed by amendment
**	Previously filed
***	Filed herewith

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

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ITEM 9. Undertakings

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on September 11, 2024.

QMMM Holdings Limited

By:	/s/ Bun Kwai
Name:	Bun Kwai
Title:	Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

Power of Attorney

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bun Kwai, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the U.S. Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Bun Kwai	Chief Executive Officer and Chairman of Board and Director	September 11, 2024
Bun Kwai	(Principal Executive Officer)

/s/ Wing Kam (Eric) Yeung	Chief Financial Officer	September 11, 2024
Wing Kam (Eric) Yeung	(Principal Financial Officer and Principal Accounting Officer)

/s/ Pak Lun (Patrick) Au	Director and Vice President of Finance	September 11, 2024
Pak Lun (Patrick) Au	Chief Operating Officer of ManyMany Creations

/s/ Chun San Leung	Director	September 11, 2024
Chun San Leung

/s/ Wing Hung (Kevin) Lam	Independent Director	September 11, 2024
Wing Hung (Kevin) Lam

/s/Anthony S. Chan	Independent Director	September 11, 2024
Anthony S. Chan

/s/ Kui Hung (Johnny Hui)	Independent Director	September 11, 2024
Kui Hung (Johnny) Hui

/s/ Yee Man (Irving) Cheung	Independent Director	September 11, 2024
Yee Man (Irving) Cheung

* By:	/s/ Bun Kwai

Bun Kwai, Attorney In Fact (pursuant to the power of attorney included on the signature page of the registration statement filed on September 11, 2024)

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of QMMM Holdings Limited. has signed this Registration Statement on September 11, 2024.

Authorized U.S. Representative COGENCY GLOBAL INC.

/s/ Colleen A. DeVries
Name:	Colleen A. DeVries
Title:	Senior Vice President

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